AUDITOR'S CONSENT

         The undersigned, Certified Public Accountants, do hereby consent to the use of the certified financial statements as of March 31, 1997 and 1996, prepared by the undersigned as appearing in the disclosure documents of Solpower Corporation, a Nevada corporation, in connection with its filing of Form 10-SB, promulgated under the Securities Act of 1933, as amended.


Dated:  August 21, 1998




                                                CLANCY AND CO., P.L.L.C.
                                                2601 East Thomas Road, Suite 110
                                                Phoenix, Arizona 85016

                                                /s/ Clancy and Co., P.L.L.C.
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